As filed with the Securities and Exchange Commission on March 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invitae Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1701898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1400 16th Street

San Francisco, CA 94103

(415) 374-7782

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth D. Knight

Chief Executive Officer

Invitae Corporation

1400 16th Street

San Francisco, CA 94103

(415) 374-7782

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas R. Brida General Counsel Invitae Corporation 1400 16th Street San Francisco, CA 94103 (415) 374-7782	Mike Hird Gabriella A. Lombardi Julie Park Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304-1115 Telephone: (650) 233-4500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 17, 2023.

PROSPECTUS

111,627,888 Shares

Invitae Corporation

Common Stock

This prospectus relates to the resale from time to time by the selling stockholder identified in this prospectus of up to 111,627,888 shares of our common stock, $0.0001 par value per share, issuable upon conversion of our 4.5% Series B Convertible Senior Secured Notes due 2028 issued by us to the selling stockholder, or the Series B Notes, or issuable upon exercise of warrants to purchase our common stock, or the Warrants, issuable in connection with certain prepayments of the Series B Notes or our 4.5% Series A Convertible Senior Secured Notes due 2028 issued by us to the selling stockholder, or the Series A Notes, and together with the Series B Notes, the Notes, in each case pursuant to the Indenture in respect of the Notes, or the Indenture, with U.S. Bank Trust Company, National Association, as trustee and collateral agent, or the Trustee. When we refer to the selling stockholder in this prospectus, we are referring to the entities named in this prospectus as the selling stockholder and, as applicable, its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling stockholder’s interests. The Notes were acquired from us in a private placement that closed on March 7, 2023, and are more fully described in the section entitled “Prospectus Summary—The Transaction.” We will not receive any proceeds from any sale by the selling stockholder of the shares of our common stock offered by this prospectus and any prospectus supplement, but in some cases we have agreed to pay certain registration expenses. We will receive the proceeds from any exercise of the Warrants on a cash basis.

Our registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares of our common stock. The selling stockholder identified in this prospectus may sell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the securities in the section entitled “Plan of Distribution.”

Our common stock is listed on The New York Stock Exchange under the symbol “NVTA.” On March 16, 2023, the last reported sale price of our common stock on The New York Stock Exchange was $1.39 per share.

Investing in our common stock involves risks. See the section entitled “Risk Factors” on page 3 of this prospectus and “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K that is incorporated by reference in this prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2023.

Neither we, the selling stockholder nor any underwriter, if any, has authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you, and you should not rely on any other information. Neither we, the selling stockholder nor any underwriter, if any, takes any responsibility for, and none of the foregoing can provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference herein or therein, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” below, before making an investment decision. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you, you should rely on the information in the prospectus supplement or such free writing prospectus.

Information about the selling stockholder may change over time. Any changed information given to us by the selling stockholder will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling stockholder will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

Invitae and the Invitae logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners.

Unless the context otherwise requires, references in this prospectus to “Invitae,” “we,” “us” and “our” refer to Invitae Corporation and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our common stock, you should read carefully and in their entirety this entire prospectus, including the section entitled “Risk Factors,” and the documents we have incorporated by reference in this prospectus, along with our financial statements and accompanying notes incorporated by reference in this prospectus.

Our Company

Invitae is in the business of delivering genetic testing services, digital health solutions and health data services that support a lifetime of patient care and improved outcomes. We offer genetic testing across multiple clinical areas, including hereditary cancer, precision oncology, women’s health, rare diseases and pharmacogenomics. We also utilize digital health solutions to improve ease-of-use and to deliver actionable information about risk, prevention, treatment, and monitoring.

Corporate Information

We were incorporated in Delaware on January 13, 2010 as Locus Development, Inc., and changed our name to Invitae Corporation in 2012. Our principal executive offices are located at 1400 16th Street, San Francisco, California 94103 and our telephone number is (415) 374-7782. Our website address is www.invitae.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

The Transaction

On February 28, 2023, we entered into a purchase and exchange agreement, or the Exchange Agreement, with the selling stockholder relating to the issuance to the selling stockholder of $217,766,000 aggregate principal amount of the 4.5% Series A Convertible Senior Secured Notes due 2028, or the Series A Notes, and $22,234,000 aggregate principal amount of the 4.5% Series B Convertible Senior Secured Notes due 2028, or the Series B Notes. Concurrently, we entered into purchase and exchange agreements, or the Other Exchange Agreements, with parties other than the selling stockholder with respect to the issuance of $57,491,000 our Series A Notes and $7,766,000 aggregate principal amount of our Series B Notes, or collectively, the Other Holder Notes. In connection with the issuance of the Notes and the Other Holder Notes, on March 7, 2023, we entered into the Indenture with the Trustee. The transactions contemplated by the Exchange Agreement and the Other Exchange Agreements, including the issuance of the Notes and the Other Holder Notes, closed on March 7, 2023.

The Notes and the Other Holder Notes are convertible into shares of our common stock at the option of the holder at any time until the trading date prior to the maturity date of the Notes and the Other Holder Notes, provided that the holder is prohibited from converting Notes or Other Holder Notes into shares of our common stock if, upon such conversion, the converting holder would beneficially own more than 4.9% of our total shares of common stock issued and outstanding, or the Beneficial Ownership Cap. In addition, prior to such time that the we obtain stockholder approval for the issuance of shares of our common stock upon conversion of the Series A Notes in excess of the limitations imposed by the NYSE rules, or the NYSE Cap, the holder is prohibited from converting Series A Notes into shares of our common stock in excess of such NYSE Cap, and we would instead be required to settle any such conversion in cash if we not able to obtain the stockholder approval within the grace period specified in the Indenture. The Notes and the Other Holder Notes will mature on March 15, 2028, unless earlier repurchased, redeemed or converted.

Upon certain prepayments of the Notes and the Other Holder Notes, we will issue Warrants (and, with respect to the Other Holder Notes, warrants identical to the Warrants, or the Other Holder Warrants) covering the same number of shares of our common stock underlying, and at an exercise price equal to the conversion price of, the prepaid Notes or Other Holder Notes. Holders of any Warrants and Other Holder Warrants, if issued, would be prohibited from exercising such Warrants and Other Holder Warrants for shares of our common stock if, upon such exercise, the exercising holder would beneficially own more than the Beneficial Ownership Cap.

In connection with the issuance of the Notes, on March 7, 2023, we and the selling stockholder holder entered into a registration rights agreement, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we have agreed to prepare and file the registration statement of which this prospectus forms a part to effect a registration of our common stock issuable upon conversion of or pursuant to the Series B Notes or the Warrants, or the Registrable Securities, covering the resale of the Registrable Securities and such indeterminate number of additional shares of common stock as may become issuable upon conversion of or otherwise pursuant to the Series B Notes and the Warrants to prevent dilution resulting from certain corporate actions.

We sold the Notes and the Other Holder Notes in a transaction exempt from the registration requirements of the Securities Act of 1933, or the Securities Act, and expect to rely on an exemption for any issuance of the shares of our common stock issuable upon conversion of the Notes and the Other Holder Notes or exercise of the Warrants and the Other Holder Warrants.

The Offering

Shares of common stock offered for resale by the selling stockholder	Up to 111,627,888 shares of common stock issuable upon conversion of the Series B Notes or exercise of the Warrants.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. We will receive the proceeds from any exercise of the Warrants on a cash basis. We intend to use the proceeds from the exercise of the Warrants on a cash basis, if any, for general corporate and working capital purposes.

New York Stock Exchange symbol	NVTA

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below, as well as the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement to this prospectus before deciding to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Our stock price is volatile, and you may not be able to sell shares of our common stock at or above the price you paid.

The trading price of our common stock is volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

•	actual or anticipated fluctuations in our operating results;

•	competition from existing tests or new tests that may emerge;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•	issuance of new or updated research or reports by securities analysts or changed recommendations for our stock;

•	our focus on long-term goals over short-term results;

•	the level of short interest in our stock, and the effect of short sellers on the price of our stock;

•	the timing and magnitude of our investments in the growth of our business;

•	actual or anticipated changes in regulatory oversight of our business;

•	additions or departures of key management or other personnel;

•	disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

•	changes in reimbursement by current or potential payers;

•	general economic and market conditions; and

•	issuances of significant amounts of our common stock.

In addition, the stock market in general, and the market for stock of life sciences companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. Moreover, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If securities or industry analysts issue an adverse opinion regarding our stock or do not publish research or reports about our company, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts or the content and opinions included in their reports. Securities analysts may elect not to provide research coverage of our company and such lack of research coverage may adversely affect the market price of our common stock. The price of our common stock could also decline if one or more equity research analysts downgrade our common stock, change their price targets, issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of December 31, 2022, we had outstanding 245,562,121 shares of our common stock, options to purchase 2,382,822 shares of our common stock (of which 1,383,848 were exercisable as of that date) and restricted stock units, or RSUs, representing 11,895,412 shares of our common stock (which includes an estimated number of RSUs, subject to certain employees’ continued service with us, or time-based RSUs, and RSUs that are performance based RSUs granted in connection with an acquisition). The foregoing does not include 8,791,334 shares of our common stock that may be issuable in connection with indemnification hold-backs and contingent consideration related to our acquisitions, shares that may be issuable in the future in connection with approximately $44 million aggregate principal amount of our convertible senior notes due 2024 and $1,150 million aggregate principal amount of our convertible senior notes due 2028, 14,219,859 shares that we issued in connection with the closing of the transactions contemplated by the Exchange Agreement and the Other Exchange Agreements, shares that may be issuable in the future in connection with the Notes and the Other Holder Notes, including the 111,627,888 shares that we are registering for resale by this prospectus, or shares issuable pursuant to our Sales Agreement with Cowen and Company, LLC, dated as of May 4, 2021. In addition, as of December 31, 2022, 5,499,674 and 2,149,066 shares of common stock are available for future issuance under our 2015 Stock Incentive Plan and Employee Stock Purchase Plan, respectively, and as of January 1, 2023, 9,822,484 and 2,455,621 additional shares of common stock became available for future issuance under our 2015 Stock Incentive Plan and our Employee Stock Purchase Plan, respectively. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. In addition, the terms of our credit agreement restrict our ability to pay dividends. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Anti-takeover provisions in our charter documents and under Delaware law could discourage, delay or prevent a change in control and may affect the trading price of our common stock.

Provisions in our restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our restated certificate of incorporation and amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, our chairman of the board or our chief executive officer;

•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•	provide that our directors may be removed only for cause;

•	provide that vacancies on our board of directors may, except as otherwise required by law, be filled only by a majority of directors then in office, even if less than a quorum; and

•	require a super-majority of votes to amend certain of the above-mentioned provisions as well as to amend our bylaws generally.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 generally prohibits us from engaging in a business combination with an interested stockholder subject to certain exceptions.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders;

•	any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law; or

•	any action asserting a claim against us governed by the internal affairs doctrine.

Section 27 of the Securities Exchange Act of 1934, or the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in our certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision in our certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the provisions of our certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the Securities and Exchange Commission, or the SEC, that are incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plan or performance. These statements can often be identified by the use of forward-looking terminology such as “expects,” “believes,” “intends,” “anticipates,” “estimates,” “plans,” “may,” or “will,” or the negative of these terms, and other similar expressions. These forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. We discuss many of these risks and uncertainties in greater detail in the section entitled “Risk Factors” and in the documents that are incorporated by reference into this prospectus, which address additional factors that could cause results or events to differ from those set forth in the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by federal securities laws, we undertake no obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholder identified in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholder. We will receive the proceeds from any exercise of the Warrants on a cash basis. We intend to use the proceeds from the exercise of the Warrants on a cash basis, if any, for general corporate and working capital purposes.

SELLING STOCKHOLDER

The selling stockholder listed in the table below may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus. When we refer to the selling stockholder in this prospectus, we refer to the person listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the selling stockholder’s interest in the shares of common stock after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the selling stockholder concerning shares of our common stock that may be offered from time to time by the selling stockholder pursuant to this prospectus. The selling stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding their securities. Any changed or new information given to us by the selling stockholder, including regarding the identity of, and the securities held by, the selling stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The selling stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC. To our knowledge, the selling stockholder has not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of issuance and sale of the Notes.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Being Offered(2)	Shares Beneficially Owned After Offering
			Number(3)	Percent(4)
Deerfield Partners, L.P.(5)	104,273,163	111,627,888	11,249,907	4.6%

(1)

The number of shares being offered includes shares that will become issuable under the Notes in connection with a “Major Transaction” (within the meaning of the Notes and the Indenture). Consistent with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, the number of shares of common stock beneficially owned by the selling stockholder does not include such shares.

(2)

The table assumes that we will become obligated to issue the maximum number of Warrants that may become issuable pursuant to the Notes and the selling stockholder will sell all of its shares offered pursuant to this prospectus. We are unable to determine the number of shares that will actually be sold pursuant to this prospectus.

(3)

The number of shares beneficially owned after the offering assumes that the full amount of Warrants has been issued and, accordingly, that the Notes held by the selling stockholder have been repaid in full. Information with respect to shares owned beneficially after the offering assumes the sale of all of the shares offered and that no other purchases or sales of our securities by the selling stockholder have occurred or will occur following the closing of the transactions contemplated by the Exchange Agreement.

(4)

The percentage reflects 245,235,501 shares of our common stock outstanding as of March 3, 2023 and gives effect to the total number of shares of our common stock beneficially owned and offered hereby by the selling stockholder.

(5)

The number of shares disclosed as being beneficially owned prior to the offering consists of (i) 11,249,907 shares of common stock, (ii) 84,405,426 shares of common stock issuable upon conversion of Series A Notes and (iii) 8,617,830 shares of common stock issuable upon conversion of Series B Notes, in each case, held by Deerfield Partners, L.P., or Deerfield Partners. The number of shares beneficially owned by Deerfield Partners does not include any shares of common stock issuable upon exercise of any Warrants, which are not beneficially owned by Deerfield Partners as of the date of this prospectus. The terms of the Notes (and provisions of the Warrants) prohibit the conversion (or exercise) thereof, as applicable, to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed the Beneficial Ownership Cap. In addition, the ability of Deerfield Partners to convert the Notes into (and exercise any Warrants for) shares of Common Stock is subject to the NYSE Cap. Accordingly, notwithstanding the number of shares reported, Deerfield Partners disclaims beneficial ownership of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to the extent that (i) upon such conversion or exercise, the number of shares beneficially owned by Deerfield Partners, its affiliates and any such group members, in the aggregate, would exceed the Beneficial Ownership Cap or (ii) such conversion or exercise would otherwise require the issuance of shares of common stock in excess of the NYSE Cap. The address of the selling stockholder is c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010.

PLAN OF DISTRIBUTION

We are registering 111,627,888 shares of common stock issuable upon conversion of the Series B Notes or exercise of the Warrants. The selling stockholder will be required to pay all underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs associated with the sale of shares of our common stock pursuant to this prospectus. We have agreed to reimburse the selling stockholder for up to $25,000 per registration pursuant to the Registration Rights Agreement in respect of the shares of common stock issuable upon conversion of the Series B Notes or exercise of the Warrants. We will also bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, New York Stock Exchange listing fees and fees and expenses of our counsel and our accountants.

The shares of common stock beneficially owned by the selling stockholder covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term “selling stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, any of whom may sell the shares of common stock from time to time under the prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under the prospectus, as appropriate. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholder may sell its shares of Common Stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions or other transactions in which the selling stockholder satisfies its obligations through the delivery of shares of our common stock;

•	in connection with short sales;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act. may be sold under Rule 144 or such other exemption rather than pursuant to this prospectus. A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares or grant a security interest in shares to a broker-dealer or other financial institution, and, upon a default under the secured obligation, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if applicable, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholder as a party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling stockholder may be required to make with respect thereto.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act.

To the extent permitted by applicable law, the plan of distribution set forth above may be modified in a prospectus supplement or otherwise.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 30, 2023, February 7, 2023, March 1, 2023 and March 8, 2023 (each to the extent filed and not furnished); and

•	the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the filing date of the registration statement of which this prospectus is a part, as well as between the date of this prospectus and the termination of any offering of common stock offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Invitae Corporation, 1400 16th Street, San Francisco, California 94103 and (415) 374-7782. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.invitae.com.

PART II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered. All of the amounts are estimated except the SEC registration fee.

SEC registration fee	$16,730
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Printing and miscellaneous fees and expenses	18,270

$60,000

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the Registrant—by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acting in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant’s restated certificate of incorporation, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 23, 2015 and the Registrant’s amended and restated bylaws, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 23, 2021, provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent not prohibited by the DGCL or any other applicable law. In addition, the Registrant has entered into agreements to indemnify its directors and expects to continue to enter into agreements to indemnify all of its directors. These agreements require the

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Registrant, among other things, to indemnify its directors and officers against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 16.	Exhibits.

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020).

4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 1, 2023).

4.3	Indenture, dated as of March 7, 2023, between the Registrant, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 8, 2023).

4.4	Series A Global Note representing the 4.50% Convertible Senior Secured Notes due 2028 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 8, 2023).

4.5	Series B Global Note representing the 4.50% Convertible Senior Secured Notes due 2028 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on March 8, 2023).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Form of Purchase and Exchange Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed March 1, 2023).

10.2	Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 8, 2023).

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereof).

107	Filing Fee Table.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of

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prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on March 17, 2023.

INVITAE CORPORATION

By:	/s/ Kenneth D. Knight
Kenneth D. Knight
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth D. Knight and Yafei (Roxi) Wen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth D. Knight Kenneth D. Knight	Chief Executive Officer (Principal Executive Officer) and Director	March 17, 2023

/s/ Yafei (Roxi) Wen Yafei (Roxi) Wen	Chief Financial Officer (Principal Financial Officer)	March 17, 2023

/s/ Robert F. Werner Robert F. Werner	Chief Accounting Officer (Principal Accounting Officer)	March 17, 2023

/s/ Randal W. Scott, Ph.D. Randal W. Scott, Ph.D.	Chair of the Board and Director	March 17, 2023

/s/ Eric Aguiar, M.D. Eric Aguiar, M.D.	Director	March 17, 2023

/s/ Geoffrey S. Crouse Geoffrey S. Crouse	Director	March 17, 2023

/s/ Christine M. Gorjanc Christine M. Gorjanc	Director	March 17, 2023

Signature	Title	Date

/s/ Kimber D. Lockhart Kimber D. Lockhart	Director	March 17, 2023

/s/ Chitra Nayak Chitra Nayak	Director	March 17, 2023

/s/ William H. Osborne William H. Osborne	Director	March 17, 2023